UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2006

SIZELER PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-09349	72-1082589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2542 Williams Boulevard, Kenner, LA 70062

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (504) 471-6271

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 1, 2006, Sizeler Property Investors, Inc. (the “Company”) was able to renew its existing casualty insurance policies on all of its properties for an additional year. The annual premium payable by the Company however on these policies increased from an aggregate of approximately $2.2 million to approximately $6.4 million. This renewal was completed in accordance with the terms of the previously announced merger agreement between the Company and Revenue Properties Company Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIZELER PROPERTY INVESTORS, INC.

/s/ Thomas A. Masilla, Jr.
Name:	Thomas A. Masilla, Jr.
Title:	President and Chief Operating Officer

Date: October 20, 2006